EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of
(i) our report dated October 1, 1998 on our audit of the consolidated balance sheet of Pinnacle Global Group, Inc., (ii) our report dated February 17, 1998, on our audits of the financial statements of TEI, Inc. and Subsidiaries, and
(iii) our report dated February 16, 1998 on our audits of the financial statements of Spires Financial, L.P. We also consent to the reference to our firm under the captions "Experts."

                                                      PricewaterhouseCoopers LLP

Houston, Texas
October 7, 1998